                                                                       EXHIBIT 4

                      FIRST AMENDMENT TO RIGHTS AGREEMENT
                      -----------------------------------


          First Amendment dated as of September 20, 1998 (this "Amendment") to Rights Agreement dated as of December 18, 1996 (the "Rights Agreement") between Marquette Medical Systems, Inc., a Wisconsin corporation (the "Company"), and Firstar Trust Company (the "Rights Agent").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Board of Directors of the Company has approved and adopted an Agreement and Plan of Merger dated as of September 20, 1998 (the "Merger Agreement") among the Company, General Electric Company, a New York corporation ("Parent") and Emerald Merger Corp., a Wisconsin corporation and a wholly-owned subsidiary of Parent ("Sub"), providing for the merger (the "Merger") of Sub with and into the Company and pursuant to which the Company will become a wholly-owned subsidiary of Parent;

          WHEREAS, the Board of Directors of the Company has determined that the Merger is in furtherance of and consistent with the long-term business strategy of the Company and is in the best interests of the Company and its shareholders;

          WHEREAS, the willingness of Parent and Sub to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein;

          WHEREAS, at the date of this Amendment, the Distribution Date has not occurred and there is no Acquiring Person;

          WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates to, among other things, supplement any provision of the Rights Agreement or make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced in a writing signed by the Company and the Rights Agent; provided, however, that from and after such time
                              --------  -------
as any Person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights; and

          WHEREAS, in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as hereinafter set forth and have executed and delivered this Amendment immediately prior to the execution and delivery of the Merger Agreement.

          NOW, THEREFORE, in consideration of the Rights Agreement and the premises and mutual agreements herein set forth, the parties hereby agree as follows:

          1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

          "Merger" shall mean the merger of Sub with and into the Company as contemplated by the Merger Agreement.

          "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of September 20, 1998 among Parent, Sub and the Company, as the same may be amended in accordance with the terms thereof.

          "Parent" shall mean General Electric Company, a New York corporation.

          "Shareholder Agreement" shall mean the Shareholder Agreement dated as of September 20, 1998 between Parent and Michael J. Cudahy, as the same may be amended in accordance with the terms thereof.

          "Stock Option Agreement" shall mean the Stock Option Agreement dated as September 20, 1998 between Parent and the Company, as the same may be amended in accordance with the terms thereof.

          "Sub" shall mean Emerald Merger Corp., a Wisconsin corporation and a wholly-owned subsidiary of Parent.

          2. The definition of Exempt Person contained in Section 1 of the Rights Agreement is hereby amended by replacing the word "or" that appears immediately prior to the symbol "(v)" with a comma and by adding the following to the end of such definition:

          ", or (vi) prior to the latest to occur of (x) the termination of the Merger Agreement in accordance with Section 7.1 thereof, (y) the termination of the Shareholder Agreement in accordance with Section 3 thereof and (z) the termination of the Stock Option Agreement in accordance with Section 19 thereof, Parent, Sub or any of their Affiliates or Associates."

          3. Section 7(a) of the Rights Agreement is hereby amended by replacing the word "or" that appears immediately prior to the symbol "(iii)" with a comma and by adding the following to the end of the amended Section 7(a):

          ", or (iv) the time immediately prior to the Effective Time (as defined in the Merger Agreement), whereupon the Rights shall expire."

          4.   The following is added as a new Section 35 to the Agreement:

          "Section 35.  Merger with Sub.  Notwithstanding anything in this
                        ---------------
     Agreement to the contrary, none of the approval, execution or delivery of the Merger Agreement, the Stock Option Agreement or the Shareholder Agreement, the acquisition of Common Shares pursuant to the terms of the Stock Option Agreement, or the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the Stock Option Agreement and the Shareholder Agreement shall cause (i) Parent or Sub or any of their Affiliates or Associates to be deemed an Acquiring Person,
     (ii) a Shares Acquisition Date to occur or (iii) a Distribution Date to occur."

          5. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment.

          6. This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State .

          7. This Amendment may be executed in two or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

          8. Any capitalized term used herein without definition shall have the meaning specified in the Rights Agreement.

          9. Except as otherwise expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any other manner affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are hereby ratified and confirmed in all respects and shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

                                        MARQUETTE MEDICAL SYSTEMS, INC.


                                        By: /s/ Michael J. Cudahy
                                            ---------------------
                                            Name: Michael J. Cudahy
                                            Title: Chairman of the Board

Attest:



By:   /s/ Melvin S. Newman
     --------------------------
     Name: Melvin S. Newman
     Title: Assistant Secretary


                                        FIRSTAR TRUST COMPANY


                                        By: /s/ Suzanne P. Norman Barnes
                                            ________________________________
                                             Name:  Suzanne P. Norman Barnes
                                             Title: Vice President

Attest:



By: /s/ William R. Caruso
    ___________________________
     Name:  William R. Caruso
     Title: Assistant Secretary